U.S. SECURITIES AND EXCHANGE COMMISSION
                                 Washington, D.C. 20549

                                        FORM 8-K/A


                                      CURRENT REPORT


                        PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): January 21, 2002


                                   SYCONET.COM, INC.
                (Exact name of registrant as specified in its charter)


                                      Delaware
                      (State or jurisdiction of incorporation
                                   or organization)


                                       0-29113
                               (Commission File Number)


                                      54-1838089
                       (I.R.S. Employer Identification Number)


          5020 Campus Drive, Newport Beach, California               92660
             (Address of principal executive offices)              (Zip Code)


                   Registrant's telephone number:  (949) 972-7391


           (Former name or former address, if changed since last report)


ITEM 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     (a) Effective on January 21, 2002, the independent accountant who was previously engaged as the principal accountant to audit the Registrant's financial statements, Stonefield Josephson, Inc., was dismissed. The decision to dismiss this accountant was approved by the Board of Directors. This firm did not perform any auditing functions for the Registrant since it was retained on August 17, 2001.

     During the Registrant's two most recent fiscal years and any subsequent interim period preceding such dismissal, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. In addition, there were no "reportable events" as described in Item 304(a)(1)(iv)(B)1 through 3 of Regulation S-B that occurred within the Registrant's two most recent fiscal years and the subsequent interim period preceding the former accountant's dismissal.

     (b) Effective on January 21, 2002, the firm of Smith & Company has been engaged to serve as the new principal accountant to audit the Registrant's financial statements. The decision to retain this accountant was approved by the Board of Directors. During the Registrant's two most recent fiscal years, and the subsequent interim period prior to engaging this accountant, neither the Registrant (nor someone on its behalf) consulted the newly engaged accountant regarding any matter.

                                    SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                               Syconet.com, Inc.



Dated: March 6, 2002                           By: /s/ Gary Borglund
                                               Gary Borglund, President

                                      EXHIBIT INDEX

Number                           Exhibit Description

16     Letter on Change in Certifying Accountant (see below).